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                                                                 Exhibit (d)(ii)

                                                         SHARES
                                                          [ ]

      CERTIFICATE OF BENEFICIAL INTEREST OF AUCTION MARKET PREFERRED SHARES

                  TS&W / CLAYMORE TAX-ADVANTAGED BALANCED FUND
                ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE
                   AUCTION MARKET PREFERRED SHARES, SERIES []
                            PAR VALUE $.01 PER SHARE
                    $25,000 LIQUIDATION PREFERENCE PER SHARE


CUSIP: [ ]                   CERTIFICATE #:  001

     This is to certify that:
                              CEDE & Co.
                              For the number of shares shown from time to time on the records of the issuer hereto as represented by this certificate is the owner of [ ] fully paid and non-assessable preferred shares of beneficial interest, par value $.01 per shares, liquidation preference $25,000 per share, designated Auction Market Preferred Shares, Series [], of TS&W / Claymore Tax-Advantaged Balanced Fund (the "Fund") transferable only on the books of the Fund by the holder hereof in person by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the registrar and transfer agent.

This certificate shall not become valid or binding for any purpose until properly executed by the Registrar.

IN WITNESS WHEREOF, The Bank of New York as Registrar and Transfer Agent, has caused this Certificate to be executed in its corporate name by an authorized officer, and TS&W / Claymore Tax-Advantaged Balanced Fund, has caused this certificate to be executed in its name by its authorized officers on [ ], 2004.


THE BANK OF NEW YORK, as            TS&W / Claymore Tax-Advantaged Balanced Fund
Transfer Agent and Registrar
                                    By:
By:                                     -----------------------------
    --------------------------             Nicholas Dalmaso
       Authorized Officer                  Chief Legal and Executive Officer

                                    By:
                                        -----------------------------
                                           Heidemarie Gregoriev
                                           Secretary

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     TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE
RESTRICTIONS SPECIFIED IN THE CERTIFICATE OF VOTE OF THE FUND, COPIES OF WHICH ARE FILED WITH THE SECRETARY OF THE FUND.

     THE FUND WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF SHARES OR SERIES THEREOF WHICH IT IS AUTHORIZED TO ISSUE AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE FUND.

     NOTICE IS HEREBY GIVEN THAT THIS CERTIFICATE REPRESENTING THE AUCTION MARKET PREFERRED SHARES, AND THE OBLIGATIONS ARISING OUT OF THE ISSUANCE AND SALE OF THE AUCTION MARKET PREFERRED SHARES, ARE NOT BINDING UPON ANY OF THE TRUSTEES, OFFICERS OR SHAREHOLDERS INDIVIDUALLY BUT ARE BINDING ONLY UPON THE ASSETS AND PROPERTY OF THE FUND.

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Dated: __________, 2004

In presence of

_______________________

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